                                                                 EXHIBIT 10.17.2

                              SECOND AMENDMENT TO
                        SENIOR SECURED CREDIT AGREEMENT,
                          SECOND AMENDMENT TO GUARANTY
                                      AND
                          FIRST AMENDMENT TO WARRANTS

         THIS SECOND AMENDMENT TO SENIOR SECURED CREDIT AGREEMENT, SECOND AMENDMENT TO GUARANTY AND FIRST AMENDMENT TO WARRANTS ("Amendment") is made and entered into as of March 31, 1995, by and among AURORA ELECTRONICS GROUP, INC., a California corporation ("Borrower"), AURORA ELECTRONICS, INC., a Delaware corporation ("Parent") and BANQUE PARIBAS as Agent ("Agent") on behalf of itself, BANQUE INDOSUEZ, UNION BANK and each other lender which may hereafter execute and deliver an instrument of assignment pursuant to Section 11.10 of the Senior Secured Credit Agreement (any one individually, a "Lender" and collectively, "Lenders").

                                    RECITALS

         A. Borrower, Lenders and Agent have entered into that certain Senior Secured Credit Agreement dated as of May 12, 1994 as amended by that First Amendment to Senior Secured Credit Agreement and First Amendment to Guaranty dated as of December 27, 1994 (as such may be further amended, modified, supplemented or restated, the "Credit Agreement"), pursuant to which Lenders made certain credit facilities available to Borrower. In consideration for and an inducement for the extension of such credit facilities, Parent guaranteed the obligations of Borrower and undertook separate obligations pursuant to the terms of that Guaranty Agreement of Parent made as of May 12, 1994 in favor of Agent and Lenders, as amended by that First Amendment to Senior Secured Credit Agreement and First Amendment to Guaranty dated as of December 27, 1994 (as such may be further amended, modified, supplemented or restated, the "Parent Guaranty").

         B. Pursuant to the requirements of the Credit Agreement, the Warrants were issued in favor of each of Lenders.

         C. Borrower and Parent have requested that the Credit Agreement, the Parent Guaranty and the Warrants be modified as set forth herein.

         D. Lenders and Agent are willing to accommodate Borrower's and Parent's requests but only on the terms and subject to the conditions specified herein.


                                       1.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth, and intending to be legally bound, the parties hereto agree as follows:

         1. DEFINITIONS. Unless otherwise defined herein, all terms defined in the Credit Agreement have the same meaning when used herein. The following definitions shall have the following meanings:

              "FACILITY-A RESERVE" shall be zero dollars ($0.00), provided, however, that on such date as all Lenders, in their sole and absolute discretion, shall provide written notice to Borrower stating that Facility-C is again available, the Facility-A Reserve means the followings amounts during the following periods:

              Closing Date through 3/30/95            $0
              3/31/95 through 6/29/95                 $1,100,000
              6/30/95 through 9/29/95                 $1,466,667
              9/30/95 through 12/30/95                $1,833,333
              12/31/95 through 3/30/96                $2,200,000
              3/31/96 through 6/29/96                 $2,566,666
              6/30/96 through 9/30/96                 $2,933,333
              9/31/96 and thereafter                  $3,300,000

              provided, further, that each such amount listed in the foregoing proviso shall be reduced by the amount by which Borrower shall have demonstrated to the satisfaction of Requisite Lenders amounts have been paid after the Closing Date to reduce the principal amount outstanding under the 9 1/4% Subordinated Debt."

              "7% SUBORDINATED DEBT PRINCIPAL PAYMENT DATE" shall mean any or all of September 30, 1995, September 30, 1996 and September 30, 1997."

         2.   AMENDMENTS TO CREDIT AGREEMENT.

              a. 7% SUBORDINATED DEBT RESTRUCTURING. Section 5.12 of the Credit Agreement is deleted in its entirety and replaced with the following:

                   "5.12 RESTRUCTURING OF SUBORDINATED DEBT. Prior to each 7%
              Subordinated Debt Principal Payment Date, Borrower shall provide evidence satisfactory to Requisite Lenders that either (a) Parent has restructured its 7% Subordinated Debt such that the principal payment due on such 7% Subordinated Debt Principal Payment Date is either canceled or rescheduled to fall due not earlier than 180 days following the Final Payment Date, (b) the holders of the 7% Subordinated Debt shall have caused that portion of the principal falling due on


                                       2.

              such 7% Subordinated Debt Principal Payment Date to be converted into Stock of Parent, or (c) Parent shall have prepaid the principal amount falling due on such 7% Subordinated Debt Principal Payment Date with the net proceeds of the issuance of Parent's Stock or additional Indebtedness of Parent (i) which is subordinate in time and right of payment at least to the same extent as the 7% Subordinated Debt, (ii) the first scheduled principal repayment of which shall be at least 180 days following the Final Payment Date and (iii) the interest rate, amortization and other terms of which are satisfactory to Requisite Lenders. The parties hereto understand and agree that Agent and Lenders have priced the Facilities on the assumption that Borrower and Parent will comply with the requirements of this Section 5.12 and that in the event Borrower or Parent fails to comply with these requirements the risk to Agent and Lenders will be substantially increased and that such failure will constitute an Event of Default hereunder. In recognition of such substantially increased risk, the Warrants to be issued on the Closing Date shall become exercisable only in the event Borrower and Parent fail to comply with the requirements of this Section 5.12. The parties hereto have specifically negotiated the number of Subject Shares (as defined in the Warrants) and the Stock Purchase Price (as defined in the Warrants) both to compensate Agent and Lenders for such increased risk and to act as liquidated damages for the breach of the requirements of this Section 5.12. The parties acknowledge and agree that the calculation of damages for the breach of this
              Section 5.12 would be difficult or impossible to ascertain and the Warrants bear a reasonable relationship to such damages by providing Agent and Lenders a vehicle which, under certain circumstances, could permit Agent and Lenders to obtain funds from sale of the Subject Shares equal to either (y) an amount sufficient to purchase the 7% Subordinated Debt at par in the event there is an acceleration, demand or other enforcement action in respect of the 7% Subordinated Debt or (z) an amount sufficient to purchase that portion of the 7% Subordinated Debt which shall not have been paid on a 7% Subordinated Debt Principal Payment Date in the event there is not an acceleration, demand or other enforcement action in respect of the 7% Subordinated Debt."

         3.   AMENDMENTS TO PARENT GUARANTY.

              a. 7% SUBORDINATED DEBT RESTRUCTURING. Section 6.10 of the Parent Guaranty is deleted in its entirety and replaced with the following:

                   "6.10 RESTRUCTURING OF SUBORDINATED DEBT. Prior to each 7%
              Subordinated Debt Principal Payment Date, Guarantor shall provide evidence satisfactory to Requisite Lenders that either (a) Guarantor has restructured its 7% Subordinated Debt such that the principal payment due on such 7% Subordinated Debt Principal Payment Date is either canceled or rescheduled to fall due not earlier than 180 days following the Final Payment Date, (b) the holders of the 7% Subordinated Debt shall have caused that portion of the principal falling due on


                                       3.

              such 7% Subordinated Debt Principal Payment Date to be converted into Stock of Guarantor, or (c) Guarantor shall have prepaid the principal amount falling due on such 7% Subordinated Debt Principal Payment Date with the net proceeds of the issuance of Guarantor's Stock or additional Indebtedness of Guarantor (i) which is subordinate in time and right of payment at least to the same extent as the 7% Subordinated Debt, (ii) the first scheduled principal repayment of which shall be at least 180 days following the Final Payment Date and (iii) the interest rate, amortization and other terms of which are satisfactory to Requisite Lenders. The parties hereto understand and agree that Agent and Lenders have priced the Facilities on the assumption that Borrower and Guarantor will comply with the requirements of this Section 6.10 and that in the event Borrower or Guarantor fails to comply with these requirements the risk to Agent and Lenders will be substantially increased and that such failure will constitute an Event of Default hereunder. In recognition of such substantially increased risk, the Warrants to be issued on the Closing Date shall become exercisable only in the event Borrower and Guarantor fail to comply with the requirements of this Section 6.10. The parties hereto have specifically negotiated the number of Subject Shares (as defined in the Warrants) and the Stock Purchase Price (as defined in the Warrants) both to compensate Agent and Lenders for such increased risk and to act as liquidated damages for the breach of the requirements of this Section 6.10. The parties acknowledge and agree that the calculation of damages for the breach of this Section 6.10 would be difficult or impossible to ascertain and the Warrants bear a reasonable relationship to such damages by providing Agent and Lenders a vehicle which, under certain circumstances, could permit Agent and Lenders to obtain funds from sale of the Subject Shares equal to either (y) an amount sufficient to purchase the 7% Subordinated Debt at par in the event there is an acceleration, demand or other enforcement action in respect of the 7% Subordinated Debt or (z) an amount sufficient to purchase that portion of the 7% Subordinated Debt which shall not have been paid on a 7% Subordinated Debt Principal Payment Date in the event there is not an acceleration, demand or other enforcement action in respect of the 7% Subordinated Debt."

         4. AMENDMENTS TO WARRANTS. Each of the Warrants shall be amended as follows:

              a. Each of the Warrants is amended to delete the date "April 1, 1995" wherever it appears therein and to substitute therefor the date "October 1, 1995." In addition, each of the Warrants is amended to delete the date "March 31, 1995" wherever it appears therein and to substitute therefor the date "September 30, 1995."

              b. The second paragraph of the text of each of the Warrants is deleted in its entirety and substituted with the following paragraphs:

              "This Warrant has been issued pursuant to the requirements of that certain Senior Secured Credit Agreement dated as of May 12, 1994 between Aurora Electronics


                                       4.

              Group, Inc., Banque Paribas as agent, and the lenders named therein, as amended (the "Credit Agreement").

              "The Stock Purchase Price shall be equal to fifty percent (50%) of the Fair Market Value (as defined in Section 2.2 below) of the Common Stock calculated as of the date of Holder's exercise. The number of shares constituting the "Subject Shares" which shall be issuable at any time shall be

                   (a) in the event any amount shall be due and owing under the 7% Subordinated Debt (as defined in the Credit Agreement, hereinafter the "7% Subordinated Debt") and there shall have been an acceleration, demand for payment or other enforcement action by any holder of the 7% Subordinated Debt (whether or not the default upon which such acceleration, demand or other enforcement action shall have been waived or cured) (an "Acceleration"), the number of shares of Common Stock calculated by dividing (i) the balance of principal and accrued and unpaid interest outstanding under the 7% Subordinated Debt by (ii) the Stock Purchase Price, in each case (i) and (ii) as of the date of Holder's exercise of its rights hereunder or

                   (b) in the event any amount shall be due and owing under the 7% Subordinated Debt and there shall NOT have been an Acceleration, the number of shares calculated by dividing (i) the amount past due for principal and interest under the 7% Subordinated Debt by (ii) the Stock Purchase Price, in each case (i) and (ii) as of the date of Holder's exercise of its rights hereunder.

              The exercise of rights under this Warrant for the full number of Subject Shares issuable upon exercise of this Warrant shall not preclude the subsequent exercise of rights under this Warrant in respect of that additional number of Subject Shares issuable pursuant to this Warrant at any later time; provided, however, that in calculating the number of Subject Shares issuable pursuant to this Warrant in any such subsequent exercise, the amount of principal and interest in respect of the 7% Subordinated Debt which shall have formed the basis for a calculation of Subject Shares in any prior exercise of rights hereunder shall be excluded from the calculation of Subject Shares for any subsequent exercise of rights hereunder.

              If on October 1, 1997, the covenant set forth in Section 5.12 of the Credit Agreement has been fully complied with, then this Warrant shall be null and void and the Company shall be under no obligation to issue shares of Common stock hereunder."

              c. Section 4.4 of each of the Warrants is deleted in its entirety and substituted with the following paragraph:


                                       5.

              "4.4 ADJUSTMENT FOR SHORTFALL. Whether or not there has been an Acceleration, in the event Holder at any time exercises its rights hereunder and at such time the product of (a) the number of Subject Shares and (b) the Stock Purchase Price (the "Warrant Value") is less than one million two hundred ninety thousand dollars ($1,290,000) (such amount being referred to herein as the "Threshold Value"), then, at the option of the Company, either (x) the number of Subject Shares shall be increased by a number of shares of Common Stock equal to: (i) the difference between the Threshold Value and the Warrant Value, divided by (ii) the Stock Purchase Price, or (y) the Company shall pay to the Holder an amount in cash equal to the Holder's Percentage times the difference between the Threshold Value and the Warrant Value; provided, however, that unless the Company exercises its foregoing option to pay cash by paying cash to the Holder by that date 30 days following the date any principal amount becomes due and is unpaid under the 7% Subordinated Debt, the option to pay cash shall terminate and the number of Subject Shares shall on such date automatically be increased as set forth in clause (x) above."

              d. Nothing in this Amendment shall be construed to cause there to be any amendment to the warrants issued to Banque Paribas and to Indosuez issued pursuant to the Banque Paribas Side Letter, the Indosuez Side Letter or the First Amendment.

         5. LIMITED AMENDMENT; FULL FORCE AND EFFECT. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed
(a) to be an amendment or waiver of any other term or condition of the Credit Agreement, the Parent Guaranty or the Warrants, to prejudice any right or remedy which Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement, the Parent Guaranty or the Warrants or (b) to be a consent to any future amendment. Except as expressly amended hereby, the Credit Agreement, the Parent Guaranty and the Warrants shall continue in full force and effect.

         6. BORROWER'S REPRESENTATIONS AND WARRANTIES. In order to induce Agent and Lenders to enter into this Amendment and to amend the Credit Agreement, Borrower and Guarantor each represent and warrant to each Lender and Agent as follows:

              a. CORPORATE POWER AND AUTHORITY. Borrower and Parent have all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform their respective obligations under the Credit Agreement, the Parent Guaranty and the Warrants, each as amended by this Amendment (the "Amended Agreements"). The Certificate of Incorporation of Parent and the Articles of Incorporation of Borrower and Bylaws of each of Borrower and Parent have not been amended since May 12, 1994 other than the Certificate of Amendment of Restated Certificate of Incorporation filed with the Delaware Secretary of State on March 29, 1995 and attached hereto as Exhibit A.


                                       6.

              b. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreements have been duly authorized by all necessary corporate action on the part of the Borrower and Parent, as applicable.

              c. NO CONFLICT. The execution and delivery by the Borrower and Parent of this Amendment and the performance by the Borrower and Parent of the Amended Agreements do not and will not contravene (i) any law or regulation binding on or affecting Borrower, Parent or any of their respective Subsidiaries, (ii) the Certificate of Incorporation of Parent or Articles of Incorporation of Borrower or Bylaws of any of either of them, (iii) any order, judgment or decree of any court of other agency of government binding on either of Borrower, Parent, or any of their respective Subsidiaries or (iv) any contractual restriction binding on or affecting Borrower, Parent or any of their respective Subsidiaries.

              d. GOVERNMENTAL CONSENTS. The execution and delivery by Borrower and Parent of this Amendment and the performance by Borrower and Parent of the Amended Agreements, as applicable, do not and will not require any authorization or approval of, or other action by, or notice to or filing with any governmental authority or regulatory body.

              e. BINDING OBLIGATION. This Amendment and the Amended Agreements have been duly executed and delivered by Borrower and Parent and are the binding obligations of Borrower and Parent, enforceable against them in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

              f. ABSENCE OF DEFAULT AND MODIFICATION OF AGREEMENTS WITH OTHER CREDITORS. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default as defined in either the Credit Agreement or the Parent Guaranty. Neither Borrower nor Parent has modified any agreement with any creditor of Borrower or Parent, other than by this Amendment, unless Borrower or Parent has disclosed the terms of such modification to Lenders in writing.

         7. LENDERS' REPRESENTATIONS AND WARRANTIES. Each Lender hereby represents to Borrower, Parent, each other Lender and Agent that it has the full right and power to amend each of the Amended Documents and continues to possess all rights of the Holder (as defined in each Warrant) under the Warrant issued in such Lender's favor.

         8. CONDITIONS PRECEDENT. This Amendment shall be deemed effective as of March 31, 1995 (the "Second Amendment Effective Date") upon satisfaction of all of the following conditions precedent prior to April 14, 1995:

              a. CORPORATE DOCUMENTS OF BORROWER. Agent and Lenders shall each have received a certificate of a responsible officer of Borrower as to the effectiveness of resolutions


                                       7.

of the Board of Directors of Borrower authorizing Borrower to enter into this Amendment and such other corporate documents as Agent shall reasonably request, all in form and substance satisfactory to Agent.

              b. CORPORATE DOCUMENTS OF PARENT. Agent and Lenders shall each have received a certificate of a responsible officer of Parent as to the effectiveness of resolutions of the Board of Directors of Parent authorizing Parent to enter into this Amendment and such other corporate documents as Lender shall reasonably request.

              c. COST REIMBURSEMENT. All costs incurred by Agent incurred in connection with the negotiation of this Agreement and Borrower's satisfaction of the conditions precedent to the effectiveness hereof, together with all outstanding reimbursable costs required to be paid under the Credit Agreement as of such effective date, including, without limitation, the legal fees of Cooley Godward Castro Huddleson & Tatum, shall have been paid in full.

              d. UPDATE OF REPRESENTATIONS AND WARRANTIES. Agent and Lenders shall each have received a certificate of responsible officers of Borrowers and Parent certifying that the representations and warranties in Section 4 of the Credit Agreement and Section 5 of the Parent Guaranty continue to be true and complete in all material respects as of the date hereof after giving effect to this Amendment (except to the extent such specifically relate to another date or as specifically described therein and expressly approved by Requisite Lenders).

              e. APPROVAL OF LENDERS. Agent shall have received from Requisite Lenders written approval of this Amendment in form satisfactory to Agent.

              f. DISPUTE RELATING TO 7% SUBORDINATED DEBT. Borrower and Parent shall have provided to Agent and each Lender the certificate of a responsible officer of each of Borrower and Parent attaching a true and complete list of all documents in their possession regarding the disputes between Parent and/or Borrower on the one hand and the holders of the 7% Subordinated Debt on the other hand, which represents a list of all material documents evidencing awards, findings and decisions made as of the date hereof by the arbitrator of the disputes.

              g. OTHER DOCUMENTS. Agent and Lenders shall have received such other documents, information and items from Borrower and Parent as they shall reasonably request.

         9.   RELEASE AND WAIVER.

              a. Each of Borrower and Parent hereby acknowledge and agree that: (1) it has no claim or cause of action against Lender or any parent, subsidiary or affiliate of Lender, or any of Lender's officers, directors, employees, attorneys or other representatives or agents (all of which parties other than Lender being, collectively, "Lender's Agents") in connection with the Credit Agreement, the loans thereunder or the transactions contemplated therein and herein; (2) it has no offset or defense against any of its respective obligations, indebtedness or


                                       8.

contracts in favor of Lender; and (3) it recognizes that Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to and contracts with Borrower.

              b. Although Lender regards its conduct as proper and does not believe Borrower to have any claim, cause of action, offset or defense against Lender or any of Lender's Agents in connection with the Credit Agreement, the loans thereunder or the transactions contemplated therein, Lender wishes and Borrower agrees to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters could impair or otherwise affect any rights, interests, contracts or remedies of Lender. Therefore, Borrower unconditionally releases and waives (1) any and all liabilities, indebtedness and obligations, whether known or unknown, of any kind Lender or of any of Lender's Agents to Borrower, except the obligations remaining to be performed by Lender as expressly stated in the Credit Agreement, this Amendment and the other Loan Documents executed by Lender; (2) any legal, equitable or other obligations or duties, whether known or unknown, of Lender or of any of Lender' Agents to Borrower (and any rights of Borrower against Lender) besides those expressly stated in the Credit Agreement, this Amendment and the other Loan Documents; (3) any and all claims under any oral or implied agreement, obligation or understanding with Lender or any of Lender's Agents, whether known or unknown, which is different from or in addition to the express terms of the Credit Agreement, this Amendment or any of the other Loan Documents; and (4) all other claims, causes of action or defenses of any kind whatsoever (if any), whether known or unknown, which Borrower might otherwise have against Lender or any of Lender's Agents, on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the execution and delivery of this Amendment or which could arise concurrently with the effectiveness of this Amendment.

              c. Each of Borrower and Parent agree that it understands the meaning and effect of Section 1542 of the California Civil Code, which provides:

              Section 1542. Certain Claims Not Affected by General Release. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

EACH OF BORROWER AND PARENT AGREE TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASED BY THIS AMENDMENT IN FAVOR OF LENDER AND LENDER'S AGENTS, AND EACH OF BORROWER AND PARENT HEREBY WAIVE AND RELEASE ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER THE AFOREMENTIONED SECTION 1542 OF THE CALIFORNIA CIVIL CODE WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION,


                                       9.

CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS. TO THE EXTENT (IF ANY) WHICH ANY SUCH LAWS MAY BE APPLICABLE, EACH OF BORROWER AND PARENT WAIVE AND RELEASE (TO THE MAXIMUM EXTENT PERMITTED BY LAW) ANY RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY OTHER LAW OF ANY APPLICABLE JURISDICTION WHICH MIGHT LIMIT OR RESTRICT THE EFFECTIVENESS OR SCOPE OF ANY OF ITS WAIVERS OR RELEASES UNDER THIS AMENDMENT.

         10. GUARANTOR CONSENT AND ACKNOWLEDGEMENT. Each party listed on the signature pages hereto as a "Guarantor" hereby consents to this Amendment and agrees that its guarantee of the Obligations of the Borrower under the Credit Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of this Amendment or any other document or instrument delivered in connection herewith.

         11. FULL FORCE AND EFFECT; ENTIRE AGREEMENT. Except to the extent expressly provided in this Amendment, the terms and conditions of the Credit Agreement and the Parent Guaranty shall remain in full force and effect. This Amendment and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. The parties hereto further agree that the Loan Documents comprise the entire agreement of the parties thereto and supersede any and all prior agreements, negotiations, correspondence, understandings and other communications between the parties thereto, whether written or oral respecting the extension of credit by Lender to Borrower and/or its Affiliates.

         12.  MISCELLANEOUS.

              a. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS. On and after the First Amendment Effective Date, each reference in the Credit Agreement, the Parent Guaranty or the Warrants to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Credit Agreement, the Parent Guaranty or the Warrants and each reference in the Loan Documents to the "Credit Agreement," the "Parent Guaranty," the "Warrants, "thereunder," "thereof" or words of like import referring to the Credit Agreement, the Parent Guaranty or the Warrants shall mean and be a reference to the Amended Agreements.

              b. FEES AND EXPENSES. Borrower acknowledges that all costs, fees and expenses as described in Section 10.1 of the Credit Agreement incurred by the Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.


                                      10.

              c. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

              d. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

              e. COUNTERPARTS. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                             [INTENTIONALLY BLANK]


                                      11.

         WITNESS the due execution hereof by the respective duly authorized officer of the undersigned as of the date first written above.

BORROWER                                          AURORA ELECTRONICS GROUP, INC.

                                                  By:/s/ John P. Grazer
                                                     ---------------------------
                                                  Name:  John P. Grazer
                                                       -------------------------
                                                  Title: Chief Financial Officer
                                                        ------------------------

PARENT                                            AURORA ELECTRONICS, INC.

                                                  By:/s/ John P. Grazer
                                                     ---------------------------
                                                  Name:  John P. Grazer
                                                       -------------------------
                                                  Title: Chief Financial Officer
                                                        ------------------------

AGENT                                             BANQUE PARIBAS

                                                  By:/s/ P. Yount
                                                     ---------------------------
                                                  Name:  P. Yount
                                                       -------------------------
                                                  Title: VP
                                                        ------------------------

GUARANTORS                                        AURORA ELECTRONICS, INC.

                                                  By:/s/ John P. Grazer
                                                     ---------------------------
                                                  Name:  John P. Grazer
                                                       -------------------------
                                                  Title: Chief Financial Officer
                                                        ------------------------

                                                  AURORA ELECTRONICS LIMITED

                                                  By:/s/ John P. Grazer
                                                     ---------------------------
                                                  Name:  John P. Grazer
                                                       -------------------------
                                                  Title: Chief Financial Officer
                                                        ------------------------


                                      12.